UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2006

CRAY INC.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	0-26820 (Commission File Number)	93-0962605 (I.R.S. Employer Identification No.)
411 First Avenue South, Suite 600
Seattle, WA 98104-2860
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(206) 701-2000
Registrant’s facsimile number, including area code:	(206) 701-2500
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition
On April 21, 2006, we issued a press release announcing, among other matters, financial results for 2005, a restatement of our 2004 results to correct a $3.3 million non-cash error with respect to revenue recognized under one of our product development contracts, and receipt of unqualified Sarbanes-Oxley internal control opinions for 2005.
Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On April 21, 2006, we received a letter from The Nasdaq Stock Market stating that our filing delinquency had been cured and that our hearing regarding potential delisting from the Nasdaq National Market System had been cancelled as moot.
Item 7.01     Regulation FD Disclosure
A copy of our April 21, 2006, press release relating to our 2005 results, restatement of 2004 results and Sarbanes-Oxley Act status for 2005 is furnished as Exhibit 99.1 to this Form 8-K.
A copy of our April 24, 2006, press release relating to the notice from The Nasdaq National Stock Market canceling our delisting hearing is furnished as Exhibit 99.2 to this Form 8-K.
Item 9.01     Financial Statements and Exhibits

(d)	Exhibits

	99.1	Press Release of Cray Inc., dated April 21, 2006, relating to 2005 financial results, restatement of 2004 results and Sarbanes-Oxley Act status for 2005.

	99.2	Press Release of Cray Inc., dated April 24, 2006, relating to the notice from The Nasdaq National Stock Market canceling our delisting hearing.

     The information in Item 2.02 of this Form 8-K and Exhibits 99.1 and 99.2 attached hereto are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
April 24, 2006

Cray Inc.
By:	/s/ Kenneth W. Johnson
Kenneth W. Johnson
Senior Vice President and General Counsel

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